Exhibit 77(q)(1)


                                    EXHIBITS

(a)(1) Form of Amendment No. 1 to the Trust Instrument is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(2) Form of Amendment No. 2 to the Trust Instrument is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(3) Form of Amendment No. 3 to the Trust Instrument is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(4) Form of Certificate of Amendment of Certificate of Trust is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.